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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
          ----------



                                            Quarter  Ended              Two Quarters Ended
                                       --------------------------     -------------------------
                                       January 2,     December 31,    January 2,   December 31,
                                          1998            1996           1998          1996
                                       ----------     -----------     ----------   -----------

                                               (In millions, except per share amounts)

Basic:

  Average shares outstanding                79.9             77.9          79.8         77.9

  Less nonvested performance shares           .7               .8            .6           .7
                                            ----             ----          ----         ----

  Total basic average shares outstanding    79.2             77.1          79.2         77.2
                                            ====             ====          ====         ====

  Net income                               $52.7            $45.5         $96.3        $83.6
                                            ====             ====         =====         ====

  Basic net income per share               $ .67            $ .59         $1.22        $1.08
                                            ====             ====          ====         ====

Diluted:

  Average shares outstanding                79.9             77.9          79.8         77.9

  Plus dilutive stock options                 .3               .3            .3           .3
                                            ----             ----          ----         ----

  Total diluted average shares
    outstanding                             80.2             78.2          80.1         78.2
                                            ====             ====          ====         ====

  Diluted net income per share             $ .66            $ .58         $1.20        $1.07
                                            ====             ====          ====         ====
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